Exhibit 99.1

Grid Dynamics Reports Second Quarter 2020 Financial Results; Guides Third Quarter Sequential Revenue Growth between 10% and 16%

San Ramon Calif. – August 6, 2020 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the second quarter ended June 30, 2020.

“We are pleased with our second quarter results and strong execution against our objectives in light of the challenging backdrop. We delivered $22.4 million of revenue in the second quarter, at the high-end of our guidance range, with our non-retail industry verticals generating strong sequential and year-over-year revenue growth of 12% and 46%, respectively. Our Technology vertical, at 54% of second quarter revenue, grew 52% on a year-over-year basis, and represented the largest industry vertical. In addition, while we posted a GAAP net loss of $2.2 million, we generated positive adjusted EBITDA of $1.2 million in Q2, reflecting excellent focus and execution of our cost savings initiatives.

In terms of the demand environment, since May, we are seeing signs of recovery and greater levels of customer activity across all our industry verticals giving us increased confidence in the second half of 2020. We believe Q2 will represent the low point for 2020 and we will progress on a recovery path from the third quarter onwards. This is reflected in our strong third quarter guidance of approximately 13% sequential revenue growth at the midpoint of the range. The need for digital transformation across every industry remains universal and we are confident that Grid Dynamics will continue to be the partner of choice at leading Fortune 1000 clients. With 46% year-over-year revenue growth in the second quarter from our non-retail industry verticals, we continue to execute towards our strategy of increased industry vertical diversification, thus building a stronger and more diversified digital transformation firm across multiple high growth industries, a clear long-term positive for Grid Dynamics and our stakeholders,” said Leonard Livschitz, CEO.

Second Quarter 2020 Financial Highlights

●	Total revenue was $22.4 million, a decrease of 31.1% sequentially and 21.9% year-over-year.

●	GAAP gross profit was $8.4 million or 37.5% of revenue, compared to GAAP gross profit of $11.4 million or 39.9% of revenue in the second quarter of 2019. Non-GAAP gross profit was $8.4 million or 37.8% of revenue, compared to non-GAAP gross profit of $11.6 million or 40.7% of revenue in the second quarter of 2019.

●	GAAP Net loss attributable to common stockholders was $(2.2) million, or $(0.04) per diluted share, based on 49.6 million weighted-average common shares outstanding, compared to GAAP net income attributable to common stockholders of $3.5 million, or $0.16 per diluted share, based on 21.6 million weighted-average common shares outstanding in the second quarter of 2019. Non-GAAP Net Income was $0.4 million, or $0.01 per diluted share, based on 49.6 million weighted-average common shares outstanding, compared to Non-GAAP Net Income of $4.1 million, or $0.19 per diluted share, based on 21.6 million weighted-average common shares outstanding in the second quarter of 2019.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, and stock-based compensation), a non-GAAP metric, was $1.2 million, compared with Adjusted EBITDA of $6.1 million in the second quarter of 2019.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for discussion of our non-GAAP measures.

Balance Sheet and Other Metrics

●	Cash, cash equivalents, and short-term investments totaled $123.1 million as of June 30, 2020, compared to $42.2 million as of December 31, 2019. The increase was primarily due to the merger between ChaSerg Technology Acquisition Corp. and Grid Dynamics completed on March 5, 2020.

●	Total headcount was 1,237 as of June 30, 2020, compared with 1,236 employees in the second quarter of 2019.

Financial Outlook

The company expects revenue in the third quarter 2020 to be in the range of $24.5 million to $26 million.

Conference Call and Webcast

Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, August 6, 2020 to discuss its second quarter 2020 financial results. Investors and other interested parties can access the call in the following ways: A webcast of the conference call can be accessed on the Investor Relations section of the Company’s website at https://ir.griddynamics.com/), or by dialing +1 (866) 269-4261 or +1 (720) 452-9102 (outside of the U.S.).

A replay will be available approximately one hour after the call on https://ir.griddynamics.com/ or by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 4914890. The replay will start on August 6, 2020, 7:30 p.m. ET and will be available until August 20, 2020 at 11:59 p.m. ET.

About Grid Dynamics

Grid Dynamics is a leader in driving enterprise-level digital transformation services for Fortune 1000 corporations. We work in close collaboration with our clients on digital transformation initiatives that span strategy consulting, early prototypes and enterprise-scale delivery of new digital platforms. We help organizations become more agile and create innovative digital products and experiences using our deep expertise in emerging technologies such as artificial intelligence, data science, cloud computing, Big Data and DevOps, top global engineering talent, lean software development practices, and a high-performance product culture. Headquartered in the San Francisco Bay Area with technologists located in engineering delivery centers throughout the US, Central and Eastern Europe, Grid Dynamics is known for architecting and delivering some of the largest digital transformation programs in the retail, technology and financial sectors to help its clients win market share, shorten time to market and reduce costs of digital operations on a massive scale. To learn more about Grid Dynamics, visit www.griddynamics.com, or follow us on Twitter @GridDynamics.

Non-GAAP Financial Measures

To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.

Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (v) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xi) the impact of the COVID-19 pandemic has and may continue to materially adversely affect our stock price, business operations, and overall financial performance; and (xii) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s proxy statement filed February 5, 2020 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Contact:

investorrelations@griddynamics.com

Schedule 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands except Per Share Data)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$22,368	$28,626	$54,825	$54,903
Cost of revenue	13,982	17,197	36,621	33,128
Gross profit	8,386	11,429	18,204	21,775

Operating expenses
Engineering, research, and development	2,577	656	5,117	2,201
Sales and marketing	1,637	1,786	5,206	3,498
General and administrative	7,359	4,151	18,102	10,181
Total operating expenses	11,573	6,593	28,425	15,880

Income/(loss) from operations	(3,187)	4,836	(10,221)	5,895
Other income/(expenses), net	208	79	(36)	(83)

Income/(loss) before income taxes	(2,979)	4,915	(10,257)	5,812
Provision/(benefit) for income taxes	(813)	1,380	(3,495)	1,565
Net income/(loss) and comprehensive income/(loss)	$(2,166)	$3,535	$(6,762)	$4,247

Earnings/(loss) per shares
Basic	$(0.04)	$0.17	$(0.17)	$0.20
Diluted	$(0.04)	$0.16	$(0.17)	$0.20

Weighted average shares outstanding
Basic	49,626	20,954	39,731	20,583
Diluted	49,626	21,594	39,731	20,901

Schedule 2: CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	As of
	June 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$123,085	$42,189
Accounts receivable, net of allowance of $801, and $20 as of June 30, 2020 and December 31, 2019	14,223	13,893
Unbilled receivables	978	5,036
Prepaid income taxes	919	308
Deferred transaction costs	-	1,878
Prepaid expenses and other current assets	4,393	2,711
Total current assets	143,598	66,015
Property and equipment, net	4,198	4,024
Intangible assets, net	-	18
Deferred income taxes	5,748	1,474
Total assets	$153,544	$71,531

Liabilities and equity
Current liabilities
Accounts payable	$819	$768
Accrued liabilities	669	1,188
Accrued compensation and benefits	5,238	5,337
Accrued income taxes	835	869
Other current liabilities	6	138
Total liabilities	7,567	8,300

Commitments and contingencies
Convertible preferred stock, no par value, 0 and 1,047,942 shares authorized and outstanding as of June 30, 2020 and December 31, 2019, respectively	-	9,187

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 50,839,079 and 21,644,392 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	5	2
Additional paid-in capital	117,342	18,650
Retained earnings	28,630	35,392
Total stockholders’ equity	145,977	54,044
Total liabilities, convertible preferred stock, and stockholders’ equity	$153,544	$71,531

Schedule 3: RECONCILIATION OF NON-GAAP INFORMATION

(Unaudited)

(In Thousands except Per Share Data and Number of Shares)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$22,368	$28,626	$54,825	$54,903
Cost of revenue	13,982	17,197	36,621	33,128
GAAP Gross margin	$8,386	$11,429	$18,204	$21,775
Retention bonus expense	-	211	1,072	440
Stock based compensation expense	60	7	675	30
Non-GAAP Gross margin	$8,446	$11,647	$19,951	$22,245

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
GAAP Net income/(loss)	$(2,166)	$3,535	$(6,762)	$4,247
Adjusted for:
Depreciation and amortization	588	570	1,234	1,080
Provision for income tax	(813)	1,380	(3,495)	1,565
Stock-based compensation expense	3,654	238	8,458	1,896
Transaction and transformation-related costs(1)	-	448	3,940	1,075
Restructuring(2)	143	-	832	-
Other expenses/(income)(3)	(208)	(79)	36	83
Adjusted EBITDA	$1,198	$6,092	$4,243	$9,946

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, and other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	In the three months period ended March 31, 2020 we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We have incurred restructuring and severance charges of $0.1 million under this plan in the three months ended June 30, 2020.

(3)	Other income/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
GAAP Net income/(loss)	$(2,166)	$3,535	$(6,762)	$4,247
Adjusted for:
Stock-based compensation expense	3,654	238	8,458	1,896
Transaction and transformation-related costs(1)	-	448	3,940	1,075
Restructuring costs(2)	143	-	832	-
Other expenses/(income), net(3)	(208)	(79)	36	83
Tax impact of non-GAAP adjustments(4)	(990)	(32)	(4,526)	(701)
Non-GAAP Net ncome(5)	$433	$4,110	$1,978	$6,600
Non-GAAP Diluted EPS	$0.01	$0.19	$0.05	$0.32
Number of shares used in the Non-GAAP Diluted EPS	49,626,164	21,594,446	39,731,499	20,901,743

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, and other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	In the three months period ended March 31, 2020 we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We have incurred restructuring and severance charges of $0.1 million under this plan in the three months ended June 30, 2020.

(3)	Other income/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

(4)	Reflects the estimated tax impact at a normalized tax rate of the non-GAAP adjustments presented in the table.

(5)	Non-GAAP Net Income for the period divided by the diluted weighted-average shares outstanding of 49.6 million and 21.6 million for the three months ended June 30, 2020 and 2019, respectively. Non-GAAP Net Income for the period divided by the diluted weighted-average shares outstanding of 39.7 million and 20.9 million for the six months ended June 30, 2020 and 2019, respectively.